                                                                 Exhibit (d)(11)

                                             December 22, 2006

Aston Asset Management LLC
161 North Clark Street, 12th Floor
Chicago, IL  60601

      Re: Sub-Investment Advisory Agreement with Optimum Investment Advisors, LLC dated November 30, 2006 (the "Sub-Investment Advisory Agreement")

Ladies and Gentlemen:

      Pursuant to the Sub-Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called "Aston/Optimum Large Cap Opportunity Fund" (the "New Series"). Attached hereto are amended Schedules A and B to the Sub-Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and subadvisory fee rate for the New Series.

      By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Sub-Investment Advisory Agreement and the amended Schedules A and B attached hereto.


                                           ASTON ASSET MANAGEMENT LLC


                                           By:
                                              ----------------------------------
                                           Name:  Kenneth C. Anderson
                                           Its:   President

Accepted this 26th day
of December, 2006.


OPTIMUM INVESTMENT ADVISORS, LLC


By:
   -------------------------------------
Name:  H. Steel Bokhof, Jr.
Its:   Vice Chairman
       Chief Investment Officer

                                                                 Exhibit (d)(11)

                                   SCHEDULE A


Fund                                                 Effective Date          Initial Term
----                                                 --------------          ------------
Aston/Optimum Mid Cap Fund                        November 30, 2006     December 31, 2007
Aston/Optimum Large Cap Opportunity Fund          December 26, 2006     December 31, 2007

                                                                 Exhibit (d)(11)

                                   SCHEDULE B


FUND                                                                       SUBADVISORY FEE RATE
----                                                                       --------------------
Aston/Optimum Mid Cap Fund                            0.30% for the first $100 million
                                                      0.25% for the next $300 million
                                                      0.20% over $400 million

Aston/Optimum Large Cap Opportunity Fund              50% of the positive difference, if any, of (x) the advisory fee payable to the Investment Adviser with respect to the
                                                      Allocated Assets of the Fund (before reduction of the fee
                                                      payable to Subadviser) minus (y) the sum of: (i) any
                                                      investment advisory fees waived by the Investment Adviser
                                                      pursuant to an Expense Limitation Agreement with the Fund,
                                                      (ii) any reimbursement of expenses by the Investment Adviser pursuant to an Expense Limitation Agreement with the Fund, and
                                                      (iii) any payments made by the Investment Adviser to third parties that provide distribution, shareholder services or similar services on behalf of the Fund.  If the foregoing
                                                      calculation results in a negative amount, such amount shall be payable by the Subadviser within 30 days of receipt of notice from the Investment Adviser, which notice shall include the basis for the calculation.